                          CALMAR INC. AND SUBSIDIARIES

                                  Exhibit 12.2

               Computation of Ratio of Consolidated Long-Term Debt
                    to Consolidated Stockholders' Deficiency
                             (dollars in thousands)

                                                             Actual
                                                            12/31/96
                                                            --------
Consolidated long-term debt                                 $232,867
                                                            ========

Consolidated stockholders' deficiency                       ($29,398)
                                                            ========

Ratio of long-term debt to stockholders deficiency          (7.92):1
                                                            ========